Exhibit 99.1
Contact:
Joyce Shinn
MTI Technology Corporation
949-885-7337
jshinn@mti.com
MTI TECHNOLOGY CORPORATION REPORTS FISCAL 2007 THIRD QUARTER
AND NINE MONTHS FINANCIAL RESULTS
Irvine, CA, February 13, 2007 — MTI Technology Corporation (NASDAQ Capital Market: MTIC), a multi-national provider of consulting services and comprehensive information infrastructure solutions, today reported financial results for its fiscal 2007 third quarter ended December 30, 2006.
Total revenue for the quarter grew 12% to $45.2 million compared to $40.2 million in the prior year period. Growth from the prior year is primarily attributable to a 50% rise in service revenues to $14.3 million, reflecting the changing nature of the Company following the acquisition of Collective Technologies. Product revenue of $30.9 million was up slightly from a year ago but was up 22% compared to the prior quarter.
The Company reported a net loss of $1.5 million or $0.04 per share in the third quarter of fiscal 2007 compared to $1.8 million or $0.05 per share in the prior year period, on a generally accepted accounting principles (GAAP) basis. Included in fiscal 2007 third quarter net loss are charges for stock option and restricted stock expense, amortization of intangible assets and restructuring totaling $1.0 million. Excluding these items, non-GAAP net loss improved by 71% year-over-year to $0.5 million or $0.01 per share from a net loss of $1.7 million or $0.05 per share in the prior year period.
Total gross margin for the third quarter of fiscal 2007 was 20.5% compared to 19.6% in the prior year period. Product gross margin for the third quarter improved to 19.6% from 18.1% in the prior year period and 18.3% in the prior quarter primarily due to higher manufacturer rebates and strong performance in Europe. Service gross margins for the third quarter were 22.3% compared to 24.7% in the prior year period and 26.0% in the prior quarter. Service gross margins were lower as the Company transitions to more direct engagements. Also, the prior quarter benefited from significant, higher margin billings within its Data Center Practice.
Third quarter fiscal 2007 selling, general and administrative (SG&A) expense was $10.4 million. Excluding equity compensation expense of $0.7 million, non-GAAP SG&A expense was $9.7 million compared to $9.4 million in the prior year period. Additional SG&A expenses attributable to the acquisition of Collective Technologies were partially offset by continuing cost reduction activities throughout the Company. The Company is focused on realizing the remaining cost synergies available by integrating Collective Technologies.

MTI Technology Corporation
February 13, 2007

For the nine months ended December 30, 2006, MTI reported total revenue of $128.2 million compared to $111.1 million in the prior year period. Product revenue for the first nine months of fiscal 2007 increased to $89.5 million from $81.8 million in the prior year, while service revenues increased to $38.7 million from $29.3 million. The Company reported a net loss for the first nine months of fiscal 2007 of $5.7 million or $0.15 per share compared to $8.3 million or $0.23 per share in the prior year period, on a GAAP basis. Included in the first nine months of fiscal 2007 net loss are charges for equity compensation expense, amortization of intangible assets and restructuring charges totaling $3.3 million. Excluding these items, on a non-GAAP basis net loss improved by 67% to $2.4 million or $0.06 per share from a net loss of $7.1 million or $0.20 per share in the prior year period.
As of December 30, 2006, the Company had $7.7 million in cash and cash equivalents, compared to $10.3 million at the end of the prior quarter. Third quarter cash use was driven by accounts receivables associated with higher revenues. The Company has extended its line of credit with Comerica through May 31, 2007 and entered into a receivables factoring arrangement with Wells Fargo Business Credit to support growth of the business.
“Our sales teams worldwide delivered outstanding order performance. In addition to solid product revenues, we ended the quarter with $8.4 million in product backlog, the highest in several years.” said Tom Raimondi, chairman, CEO and president of MTI. “We are especially pleased with our European operations, which posted their fifth consecutive quarter of profitably.”
Non-GAAP Measures
MTI provides non-GAAP measures as a supplement to financial results based on GAAP. A detailed reconciliation of the non-GAAP results to the most directly comparable GAAP measures is included in the accompanying financial data. Investors are encouraged to review this reconciliation. The Company believes the presentation of non-GAAP measures provides investors with additional insight into underlying operating results and prospects for the future by excluding stock-based compensation and other non-cash items associated with business acquisitions and our convertible preferred stock. The Company uses non-GAAP measures internally to evaluate operating performance and for internal budgets and forecasts. The Company believes these non-GAAP measures can be useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making. The Company began recording equity compensation expense in accordance with Financial Accounting Standards Board (FASB) Statement No. 123(R) in the first quarter of fiscal 2007. The Company believes that excluding equity compensation expense in non-GAAP measures facilitates a comparison of results with prior periods and can enhance the understanding of performance.
Investor Conference Call
Management will discuss results followed by a question and answer session today, February 13, 2007 at 9:00 a.m. Eastern Time (6:00 a.m. Pacific Time). The call-in number is 800-561-2601, pass code 23026384; international callers should dial 617-614-3518, pass code 23026384. If you are unable to participate, a replay will be available for 48 hours, beginning at 11:00 a.m. Eastern Time (8:00 am Pacific Time) today, February 13, 2007. The replay call-in number is 888-286-8010, pass code 60892787. The replay for international callers is 617-801-6888, pass code 60892787. A live and archived webcast of the conference call will be available on the MTI website at www.mti.com.

MTI Technology Corporation
February 13, 2007

About MTI Technology
MTI is a multi-national provider of enterprise-class IT infrastructure solutions for mid-to large-size organizations. Throughout our 20+ years as technology innovators, we have tested and refined our methodologies through more than 5 million hours of professional, consultative service delivery to some of the largest, most complex and mission critical environments in the world. In addition to the work we perform for our 3,500 direct customers, EMC, Microsoft, Symantec, Cisco and others rely on MTI to deliver complex services to their clients.
MTI is a registered trademark of MTI Technology Corporation. All other company, brand or product names are registered trademarks or trademarks of their respective holders
Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include information regarding our expectations, goals or intentions regarding the future, including but not limited to statements regarding our focus on realizing remaining cost synergies available by integrating Collective Technologies, our backlog and our disclosure of non-GAAP financial measures. The actual results may differ materially from those described in any forward-looking statement. Important factors that may cause actual results to differ include competition, timing of customer orders, unanticipated expenses, achievement of volume-based rebates, currency movements, evolving technology, and the economy and other world events. Other important factors are set forth in our periodic filings with the U.S. Securities and Exchange Commission, including our Form 10-K, as amended, for the year ended April 1, 2006. All forward-looking statements speak as of the date made and we undertake no obligation to update any such statements.
# # #
Financial Tables to Follow

MTI Technology Corporation
February 13, 2007

MTI TECHNOLOGY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended		Nine Months Ended
	December 30,	December 31,	December 30,	December 31,
	2006	2005	2006	2005
Net product revenue	$30,897	$30,583	$89,476	$81,843
Service revenue	14,324	9,579	38,728	29,285

Total revenue	45,221	40,162	128,204	111,128

Product cost of revenue	24,826	25,058	72,633	66,179
Service cost of revenue	11,125	7,217	29,841	22,583

Total cost of revenue	35,951	32,275	102,474	88,762

Gross profit	9,270	7,887	25,730	22,366

Operating expenses:

Selling, general and administrative	10,402	9,414	30,175	28,420
Amortization of intangible assets	147	—	595	—
Restructuring charges	117	30	672	1,056

Total operating expenses	10,666	9,444	31,442	29,476

Operating loss	(1,396)	(1,557)	(5,712)	(7,110)

Interest and other expense, net	(182)	(6)	(282)	(151)
Gain (loss) on foreign currency transactions	85	(207)	391	(1,015)

Loss before income tax expense	(1,493)	(1,770)	(5,603)	(8,276)
Income tax expense	19	17	68	27

Net loss	(1,512)	(1,787)	(5,671)	(8,303)

Amortization of preferred stock discount	(823)	(586)	(2,375)	(1,241)
Dividend on preferred stock	(772)	(615)	(2,247)	(1,215)

Net loss applicable to common shareholders:	$(3,107)	$(2,988)	$(10,293)	$(10,759)

Net loss per share applicable to common shareholders:
Basic and diluted	$(0.08)	$(0.08)	$(0.27)	$(0.31)

Weighted average shares used in per share computations:
Basic and diluted	38,485	35,598	37,656	35,045

MTI Technology Corporation
February 13, 2007

MTI TECHNOLOGY CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
(UNAUDITED)

	December 30,	April 1,
	2006	2006

ASSETS

Current assets:
Cash and cash equivalents	$7,666	$21,660
Accounts receivable, less allowance for doubtful accounts and sales returns of $348 and $514 at December 30, 2006 and April 1, 2006, respectively	41,256	37,803
Inventories, net	4,208	10,466
Prepaid expenses and other receivables	7,894	8,712

Total current assets	61,024	78,641
Property, plant and equipment, net	785	555
Intangible assets, net	2,905	—
Goodwill	13,365	5,184
Other assets	55	242

Total assets	$78,134	$84,622

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities:
Line of credit	$5,167	$5,167
Current portion of notes payable	808	—
Accounts payable	28,104	36,952
Accrued liabilities	9,243	7,423
Accrued restructuring charges	697	847
Deferred revenue, current	10,724	11,820

Total current liabilities	54,743	62,209
Note payable	1,037	—
Accrued preferred stock dividends	5,139	2,892
Deferred revenue, noncurrent	3,419	4,305

Total liabilities	64,338	69,406

Series A redeemable convertible preferred stock, 567 shares issued and outstanding at December 30, 2006 and April 1, 2006 net of discount of $5,383 and $6,584 at December 30, 2006 and April 1, 2006, respectively	9,617	8,416

Series B redeemable convertible preferred stock, 1,582 shares issued and outstanding December 30, 2006 and April 1, 2006, net of discount of of $8,396 and $9,570 at December 30, 2006 and April 1, 2006, respectively	11,604	10,430

Stockholders’ deficit:
Preferred stock, $.001 par value; 5,000 shares authorized; 2,149 shares issued and outstanding at December 30, 2006 and April 1, 2006, included in redeemable convertible preferred stock	—	—

Common stock, $.001 par value; 80,000 shares authorized; 38,514 and 36,024 shares issued and outstanding at December 30, 2006 and April 1, 2006, respectively	38	36

Additional paid-in capital	161,406	155,039
Accumulated deficit	(166,072)	(155,779)
Accumulated other comprehensive loss	(2,797)	(2,926)

Total stockholders’ deficit	(7,425)	(3,630)

	$78,134	$84,622

MTI Technology Corporation
February 13, 2007

MTI TECHNOLOGY CORPORATION
SELECTED NON-GAAP DATA
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
(UNAUDITED)

	Three Months Ended December 30, 2006
		Selling General			Loss per Share,
	Service Cost of	and	Operating		Basic
	Revenue	Administrative	Loss	Net Loss	and Diluted
GAAP	$11,125	$10,402	$(1,396)	$(1,512)	$(0.08)

Adjustments to reconcile to Non-GAAP:

Stock Option Expense (1)	(55)	(353)	408	408	0.01
Restricted Stock Expense (1)	(35)	(310)	345	345	0.01
Amortization of Intangible Assets (2)	—	—	147	147	0.00
Restructuring Charges	—	—	117	117	0.00
Amortization of Preferred Stock Discount (3)	—	—	—	—	0.02
Dividend on Preferred Stock (3)	—	—	—	—	0.02

Non-GAAP	$11,035	$9,739	$(379)	$(495)	$(0.01)	#

	Three Months Ended December 31, 2005
		Selling General			Loss per Share,
	Service Cost of	and	Operating		Basic
	Revenue	Administrative	Loss	Net Loss	and Diluted
GAAP	$7,217	$9,414	$(1,557)	$(1,787)	$(0.08)

Adjustments to reconcile to Non-GAAP:

Stock Option Expense (1)	—	—	—	—	—
Restricted Stock Expense (1)	—	(61)	61	61	0.00
Restructuring Charges	—	—	30	30	0.00
Amortization of Preferred Stock Discount (3)	—	—	—	—	0.02
Dividend on Preferred Stock (3)	—	—	—	—	0.02

Non-GAAP	$7,217	$9,353	$(1,466)	$(1,696)	$(0.05)	#

(1)	Represents equity compensation recognized pursuant to Financial Accounting Board Standard No. 123R, “Share-Based Payment.”

(2)	Represents amortization associated with intangible assets acquired in connection with business combinations.

(3)	Represents a non-cash charge to equity associated with the Series A and Series B Convertible Preferred Stock.

#	Amount may not add due to rounding.

MTI Technology Corporation
February 13, 2007

MTI TECHNOLOGY CORPORATION
SELECTED NON-GAAP DATA
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
(UNAUDITED)

	Nine Months Ended December 30, 2006
		Selling General			Loss per Share,
	Service Cost of	and	Operating		Basic
	Revenue	Administrative	Loss	Net Loss	and Diluted
GAAP	$29,841	$30,175	$(5,712)	$(5,671)	$(0.27)

Adjustments to reconcile to Non-GAAP:

Stock Option Expense (1)	(144)	(1,350)	1,494	1,494	0.04
Restricted Stock Expense (1)	(39)	(521)	560	560	0.01
Amortization of Intangible Assets (2)	—	—	595	595	0.02
Restructuring Charges	—	—	672	672	0.02
Amortization of Preferred Stock Discount (3)	—	—	—	—	0.06
Dividend on Preferred Stock (3)	—	—	—	—	0.06

Non-GAAP	$29,658	$28,304	$(2,391)	$(2,350)	$(0.06)	#

	Nine Months Ended December 31, 2005
		Selling General			Loss per Share,
	Service Cost of	and	Operating		Basic
	Revenue	Administrative	Loss	Net Loss	and Diluted
GAAP	$22,583	$28,420	$(7,110)	$(8,303)	$(0.31)

Adjustments to reconcile to Non-GAAP:

Stock Option Expense (1)	—	—	—	—	—
Restricted Stock Expense (1)	—	(192)	192	192	0.01
Restructuring Charges	—	—	1,056	1,056	0.03
Amortization of Preferred Stock Discount (3)	—	—	—	—	0.04
Dividend on Preferred Stock (3)	—	—	—	—	0.03

Non-GAAP	$22,583	$28,228	$(5,862)	$(7,055)	$(0.20)	#

(1)	Represents equity compensation recognized pursuant to Financial Accounting Board Standard No. 123R, “Share-Based Payment.”

(2)	Represents amortization associated with intangible assets acquired in connection with business combinations.

(3)	Represents a non-cash charge to equity associated with the Series A and Series B Convertible Preferred Stock.

#	Amount may not add due to rounding.